UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 2, 2023

CUSHMAN & WAKEFIELD PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2023, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of Cushman & Wakefield plc (the “Company”), the Board appointed Michelle Felman to the Board, effective immediately. Ms. Felman will serve as a Class I director until the expiration of her term on the date of the Company’s annual general meeting of shareholders in 2025 and until her successor is duly elected and qualified. Ms. Felman will also serve as a member of the Nominating and Corporate Governance Committee.

Ms. Felman, age 61, brings to the Board more than 30 years of experience in the real estate and investment industry. She served as the Executive Vice President, Co-Head of Acquisitions and Capital Markets, at Vornado Realty Trust, a publicly traded real estate investment trust, from 2000 to 2011 and continued as a consultant through 2012. Prior to Vornado, she held various positions at GE Capital, the financial services division of General Electric, including as a Managing Director in the Real Estate Division. Ms. Felman currently serves as a director of Osso Capital LLC, a U.S.-based real estate development firm, and Turner Impact Capital, a social impact real estate investment firm. She previously served on the board of Cyxtera Technologies, Inc. (Nasdaq: CYXT), a colocation and data center services provider, from 2020 to 2023; Partners Group Holding AG, a global asset management company, from 2016 to 2020; and Forest City Realty Trust, Inc., a privately held real estate investment trust, in 2018. Ms. Felman holds a B.A. from the University of California, Berkeley and an MBA from The Wharton School of the University of Pennsylvania.

There are no arrangements or understandings between Ms. Felman and any other person pursuant to which Ms. Felman was selected and appointed as a director of the Company. There are no transactions in which Ms. Felman has a direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “Commission”). In connection with Ms. Felman’s service as a member of the Board, she will be eligible to receive the same compensation paid by the Company to its non-employee directors in accordance with the director compensation program disclosed in the Company’s Definitive Proxy Statement filed with the Commission on April 6, 2023, as may be adjusted by the Board from time to time. In addition to this compensation, Ms. Felman will enter into the Company’s standard form of deed of indemnity for directors, a copy of which is filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the Commission on February 24, 2023.

Item 7.01	Regulation FD Disclosure.

A copy of a press release announcing Ms. Felman’s appointment to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated November 2, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2023

CUSHMAN & WAKEFIELD PLC

By:	/s/ Noelle Perkins
Name:	Noelle Perkins
Title:	Executive Vice President, General Counsel and Corporate Secretary